Exhibit 99(i)

ASIA8, INC.

(A Development Stage Company)

PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

March 31, 2007

Unaudited - Prepared by Management

The information presented below is for informational purposes only and is not necessarily indicative of the actual results that would have occurred had the acquisition been consummated as at December 31, 2006, nor are they necessarily indicative of future operating results under the ownership and management of the Corporation.

Exhibit 99(i)

ASIA8
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

		Furukawa	Trident	Atomix			Adjusted
	Asia8	Cranes	Tri-Car	Boats	Combined	Pro Forma	ProForma
	As of March 31, 2007				Totals	Adjustments	Totals
ASSETS
Current Assets:
Cash	$ 9,634	$ -	$ -	$ -	$ 9,634	$ -	$ 9,634
Accounts receivable	-	-	-	-	-	-	-
Total Current Assets	9,634	-	-	-	9,634	-	9,634
Fixed Assets, Net:	1,148	415,000	-	-	416,148	-	416,148
Other Assets
Other receivables	101,500	-	-	-	101,500	-	101,500
Deposits	4,360	-	-	-	-	-	-
Equity investment	2,352,268	-	-	-	2,352,268	-	2,352,268
Other investments	6,480	-	-	-	6,480	224,000	230,480
Notes receivable	900,000	-	-	-	900,000	-	900,000
Total Other Assets	3,364,608	-	-	-	3,364,608	224,000	3,588,608
TOTAL ASSETS	$ 3,375,390	$ 415,000	$ -	$ -	$ 3,790,390	$ 224,000	$ 4,014,390

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$ 6,829	$ 128,000	$ 65,000	$ 96,000	$ 295,829	$ -	$ 295,829
Notes payable	966,889	415,000	-	-	1,381,889	-	1,381,889
Notes payable - related party	-	-	-	-	-	-	-
Total Current Liabilities	973,718	543,000	65,000	96,000	1,677,718	-	1,677,718
Long-Term Liabilities:
Other long-term liabilities	-	-	-	-	-	-	-
Total Long-Term Payables	-	-	-	-	-	-	-
Total Liabilities	973,718	543,000	65,000	96,000	1,677,718	-	1,677,718
Stockholders' Equity:
Common stock	21,169	-	-	-	21,169	-	22,569
					-	800
					-	600
Additional paid-in capital	2,913,130	-	-	-	2,913,130	-	3,135,730
						127,200
						95,400
Retained earnings (deficit)	(532,627)	(128,000)	(65,000)	(96,000)	(821,627)	-	(821,627)

Total Stockholders' Equity	2,401,672	(128,000)	(65,000)	(96,000)	2,112,672	224,000	2,336,672
TOTAL LIABILITIES AND STOCK-
HOLDERS' EQUITY (DEFICIT)	$ 3,375,390	$ 415,000	$ -	$ -	$ 3,790,390	$ 224,000	$ 4,014,390

Exhibit 99(i)

ASIA8, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

							Pro-Forma
		Furukawa	Trident	Atomix			Adjusted
	Asia8	Cranes	Tri-Car	Boats	Combined		Combined
	For the Period Ended March 31, 2007				Totals	Adjustments	Totals

REVENUES

Sales revenue	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Other revenue	-	-	-	-	-	-	-

Total Revenues	-	-	-	-	-	-	-

COST OF SALES	-	-	-	-	-	-	-

GROSS PROFIT	-	-	-	-	-	-	-

OPERATING EXPENSES

General and administrative	16,338	128,000	65,000	96,000	305,338	-	305,338
Depreciation and amortization	382	-	-	-	382	-	382

Total Costs and Expenses	16,720	128,000	65,000	96,000	305,720	-	305,720

OPERATING INCOME (LOSS)	(16,720)	(128,000)	(65,000)	(96,000)	(305,720)	-	(305,720)

OTHER INCOME (EXPENSE)

Income from equity investment	(87,508)	-	-	-	(87,508)	-	(87,508)
Interest income	9,016	-	-	-	9,016.00	-	9,016

Total Other Income (Expense)	(78,492)	-	-	-	(78,492)	-	(78,492)

NET INCOME (LOSS)	$ (95,212)	$ (128,000)	$ (65,000)	$ (96,000)	$(384,212)	$ -	$ (384,212)

Exhibit 99(i)

Asia 8, Inc. (A Development Stage Company)
Notes to Pro Forma Consolidated Financial Statements
March 31, 2007
Unaudited - Prepared by Management

1.	Proposed Arrangement and Basis of Presentation

The accompanying pro forma consolidated financial statements have been compiled for purposes of inclusion in the 8K filing by Asia 8, Inc. (the “Company”) relating to the entrance into the distribution agreements with Unic Cranes (manufactured by Furukawa Co., Ltd), Trident Tri-Car, and Atomix Boats.

The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company. The unaudited balance sheet of Company as at March 31, 2007 and the unaudited statement of operations of Company for the three months ended March 31, 2007 were used in the preparation of the pro forma consolidated financial statements as at March 31, 2007 and for the three months then ended.

2.	Pro Forma Adjustments

The pro forma consolidated financial statements for the three months ended March 31, 2007 have been prepared assuming that the entrance into the distribution agreements had occurred on December 31, 2006.

Management has made the requisite pro forma adjustments.

3.	Pro Forma Loss for the Period

The pro forma consolidated loss for the period is not necessarily indicative of the results of operations that would have been attained had the entrance into the distribution agreements taken place as at December 31, 2006 and does not purport to be indicative of the effects that may be expected to occur in the future.